Exhibit 16.2

J L Stephan Co PC
Jerry L. Stephan, CPA
Certified Public Accountants	Marty Szasz, CPA
David Skibowski, Jr., CPA

April 5, 2006

United States Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549-7010

Dear Sirs,

We agree with Item 4.01 Changes in Registrant’s Certifying Accountant as presented on Tracker Corporation of America’s Form 8-K/A dated April 5, 2006.

If we can be of any further assistance, contact us at your convenience.

Sincerely,

J. L. Stephan Co., P.C.

862 East Eighth Street • Traverse City, MI 49686
(231) 941-7600 • E-mail: jstephan@jlspc.com • Primary Fax (231) 941-1996 • Alternate Fax (231) 929-3350